Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-175235) of VeriFone Systems, Inc.,

(2)	Registration Statement (Form S-8 No. 333-124545) pertaining to the VeriFone Holdings, Inc. New Founders’ Stock Option Plan, VeriFone Holdings, Inc. Outside Directors’ Stock Option Plan and VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-132650) pertaining to the VeriFone Holdings, Inc. 2006 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-138533) pertaining to the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Share Option Plan and Lipman Electronic Engineering Ltd. 2006 Share Incentive Plan, and

(5)	Registration Statement (Form S-8 No. 333-154169) pertaining to the VeriFone Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan;

of our report dated March 10, 2011, with respect to the consolidated financial statements of Hypercom Corporation included in this Current Report (Form 8-K/A) of VeriFone Systems, Inc.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 9, 2011